SPECIAL SERVICING AGREEMENT

         This SPECIAL SERVICING AGREEMENT (the "Agreement") is made and entered into as of ____________ 1, 1999, between _______________, as seller and master servicer (the "Company"), _______________, as holder of the Class B Certificates identified on Schedule I (the "Class B Holder") and _______________, [an affiliate of the Class B Holder,] as special servicer (the "Special Servicer").

                           PRELIMINARY STATEMENT

         WHEREAS, the Class B Holder is the holder of at least 75% of each the classes of Mortgage Pass-Through Certificates (each a "Class B Certificate") of the series of issuances (each a "Series") issued by the Company identified on Schedule I attached hereto (such Schedule I, as may be modified or amended to reflect (i) the purchase from time to time by the Class B Holder of interests in any class of Class B Certificates of a Series such that the Class B Holder owns not less than 75% of the then outstanding Certificate Principal Balance of such Class B Certificates and
(ii) the sale from time to time of the Class B Holder of interests in any class of Class B Certificates of a Series such that the Class B Holder owns less than 75% of the then outstanding Certificate Principal Balance of such Class B Certificates, the "Schedule I").

         WHEREAS, each of the Class B Certificates was issued by the Company pursuant to the Pooling and Servicing Agreement or Agreements (each a "Pooling and Servicing Agreement") identified on Schedule I and evidences an ownership interest in a pool of Mortgage Loans.

         WHEREAS, the Company is the Master Servicer of the Mortgage Loans related to each Series and the Mortgage Loans are serviced in accordance with the applicable Pooling and Servicing Agreement [and the Company's [Servicer Guide] (the "Servicer Guide")].

         WHEREAS, in connection with the purchase by Class B Holder of a Series of Class B Certificates (whether owned by the Class B Holder on the date hereof or purchased by the Class B Holder at any time in the future), the Class B Holder and the Company have agreed that (i) the Class B Holder, if it owns 75% of the most subordinate outstanding class of Class B Certificates of a Series (calculated by dividing the then outstanding Certificate Principal Balance of such Class B Certificates by the then outstanding Certificate Principal Balance of all certificates of the same class) may elect to have certain Mortgage Loans with respect to the related Series that become 90 or more days delinquent (each such Mortgage Loan, a "Delinquent Mortgage Loan") serviced by the Special Servicer (each such Delinquent Mortgage Loan, a "Specially Serviced Mortgage Loan"), and (ii) with respect to Delinquent Mortgage Loans other than Specially Serviced Mortgage Loans, the Company will provide to the Class B Holder such information as is generated [pursuant to the terms of the Servicer Guide] by the Company or a subservicer with respect to such Delinquent Loan.



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         NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Company, the Class B Holder and the Special Servicer hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

         Section 1.01  Definitions Incorporated by Reference.

         Capitalized terms used but not otherwise defined in this Agreement shall have the respective meaning ascribed thereto as set forth in the related Pooling and Servicing Agreement [or the Servicer Guide, as the context may require].

                                 ARTICLE II

        DESIGNATION OF SPECIALLY SERVICED MORTGAGE LOANS AND SPECIAL
                            SERVICING PROCEDURES

         Section 2.01 [Approval of _______________ as an Approved Servicer under the Servicer Guide.

         The Company hereby approves _______________ as an approved servicer for all purposes under the terms of the Servicer Guide.]

         Section 2.02  Specially Serviced Mortgage Loans.

         To the extent and for so long as the Class B Certificates of a Series are outstanding and the Class B Holder owns at least 75% of the most subordinate outstanding class of the Class B Certificates of such Series (calculated by dividing the then outstanding Certificate Principal Balance of such Class B Certificates by the then outstanding Certificate Principal Balance of all certificates of the same class ), Delinquent Mortgage Loans of the related Series may, at the option of the Class B Holder, be designated in writing by the Class B Holder as Specially Serviced Mortgage Loans and transferred to the Special Servicer for servicing. The Special Servicer shall service the Specially Serviced Mortgage Loans in accordance with the terms of the related Pooling and Servicing Agreement [and the Servicer Guide].

         Following the designation of a Delinquent Mortgage Loan as a Specially Serviced Loan, the Company shall transfer servicing of such Delinquent Mortgage Loan to the Special Servicer substantially in the manner set forth herein and in Schedule II hereto. [The parties hereto agree that any fees resulting from the transfer of the servicing of a Delinquent Mortgage Loan from the Company or a subservicer to the Special Servicer (or any successor thereto) shall be the obligation of the Company.]



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


         As of the Effective Date (as defined below) of each Specially Serviced Mortgage Loan, the Special Servicer shall succeed to and undertake all rights, duties and obligations of the prior servicer (including, without limitation, the making of advances, any right to purchase such Specially Serviced Mortgage Loan at the purchase price set forth in the related Pooling and Servicing Agreement and the right to receive the servicing fee with respect to such Specially Serviced Mortgage Loan) pursuant to and in accordance with the terms of the related Pooling and Servicing Agreement [and the terms and conditions of the Servicer Guide].

         With respect to each Specially Serviced Mortgage Loan, the effective date (the "Effective Date") shall be the first day of the month immediately following the month of designation of such Specially Serviced Mortgage Loan as such, provided that such written designation is received by the Company on or prior to the 15" calendar day of such month.

         Once a Delinquent Mortgage Loan becomes a Specially Serviced Mortgage Loan, such Delinquent Mortgage Loan shall remain a Specially Serviced Mortgage Loan, and shall continue to be serviced by the Special Servicer, until the earlier of the liquidation or other disposition of such Specially Serviced Mortgage Loan or the termination of this Agreement, regardless of delinquency status, whether the related Mortgaged Property becomes an REO Property or otherwise; provided, however, that if the Company exercises its right as Master Servicer to purchase all of the Mortgage Loans in a Trust Fund pursuant to an optional termination provision under the related Pooling and Servicing Agreement, the servicing of any related Specially Serviced Mortgage Loans with respect to which foreclosure proceedings have not been commenced shall be transferred promptly by the Special Servicer in accordance with written instructions from the Company.

         If the Class B Holder (i) transfers such percentage interest in any Class B Certificates of a Series such that the Class B Holder owns less than 75% of the then outstanding Certificate Principal Balance of such class, or (ii) purchases such percentage interest in any Class B Certificates of a Series such that the Class B Holder owns 75% or more of the then outstanding Certificate Principal Balance of such class, the Class B Holder shall promptly notify the Company and the Special Servicer in writing of any such transfer or acquisition. Upon receipt of written notice from the Class B Holder, the Company or the Class B Holder shall revise
Schedule I hereto to reflect any such transfer or acquisition and shall forward promptly a copy of such revised schedule to the Company or the Class B Holder, as applicable, and the Special Servicer. With respect to the purchase of at least 75% of the Class B Certificates of any Series by the Class B Holder after the date hereof, this Agreement shall be effective as of the date such written notice of acquisition is received by the Company.

         If and to the extent the Company is permitted to purchase Delinquent Mortgage Loans under the related Pooling and Servicing Agreement, the Class B Holder may direct the Company to purchase any Specially Serviced Mortgage Loan and to promptly resell such Mortgage Loan to the Class B Holder at the price and on the terms set forth in such Pooling and Servicing Agreement. In the event the Class B Holder directs the Company to purchase a



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

Specially Serviced Mortgage Loan as permitted under this Section, the Company shall promptly take all action necessary under the terms of the related Pooling and Servicing Agreement in order to accomplish such purchase (i.e. provide notification to the Trustee and/or Custodian) and to resell such Specially Serviced Mortgage Loan to the Class B Holder. The Class B Holder, and not the Company, shall be required to remit the purchase price for such Specially Serviced Mortgage Loan to the related Trustee. The Company will inform the Trustee in writing of the purchase of such Specially Serviced Mortgage Loan by the Class B Holder and further shall promptly take all actions necessary or desirable to effect the conveyance of such Mortgage Loan and the related servicing rights to the Class B Holder or its designee, time being of the essence.

         Notwithstanding any provision herein to the contrary, the Special Servicer shall (i) in no event be obligated to effect any cure or remedy in connection with a deficiency in the documentation for any Specially Serviced Mortgage Loan to the extent such deficiency existed at the time such Mortgage Loan became a Specially Serviced Mortgage Loan or (ii) have any responsibility for any obligations, duties, or liabilities of the Company with respect to the servicing of a Specially Serviced Mortgage Loan that arose prior to the related Effective Date for such Specially Serviced Mortgage Loan, other than those which would customarily be assumed after the Effective Date.

         Section 2.03  Termination of Special Servicer for Default.
                        -------------------------------------------

         The Company shall have the right, immediately upon written notice, to terminate the Special Servicer's right and obligation to subservice all of the Specially Serviced Mortgage Loans hereunder in the event (each such event, an "Event of Default") of:

                  (i) any failure by the Special Servicer to remit to the Company for distribution to the Certificateholders of a Series any payment (including without limitation, any failure to make any required Advance) required to be made under the terms of this Agreement or the related Pooling and Servicing Agreement which continues unremedied for a period of one day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Company; or

                  (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Sub-Servicer contained in this Agreement (including any breach of the Special Servicer's representations and warranties contained in Section
         4.03 hereof, which materially and adversely affects the interests of the Certificateholders of a Series) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Company; or




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

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property; or

                  (v) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         If an Event of Default shall occur, then, and in each and every such case, upon receipt of written notice from the Company, the Special Servicer shall immediately remit to the Company all amounts in the Collection Accounts and the Escrow Accounts and all rights of the Special Servicer to service the Specially Serviced Mortgage Loans shall terminate. Following the receipt of written notice from the Company as provided above, all authority and power of the Special Sub-Servicer to subservice all the Specially Serviced Mortgage Loans shall pass to and be vested in the Company pursuant to and under this Section 2.03, and the Special Servicer shall do all things necessary to effect a transfer of the servicing rights back to the Company. In this regard, the Company is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the affected Specially Serviced Mortgage Loans and related documents, or otherwise. The Special Servicer agrees to cooperate with the Company in implementing the termination of the Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Company or its appointed agent for administration by it of all amounts in the possession of the Special Servicer or thereafter be received with respect to the Specially Serviced Mortgage Loans and the transfer of the servicing rights back to the Company .

         Section 2.04  Appointment of Successor Special Servicer.
                       -----------------------------------------

         The Class B Holder shall have the right, upon 90 days prior written notice to the Company and the Special Servicer appoint a successor special servicer having the



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

characteristics set forth in clauses (i), (ii) and (iii) below, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Special Servicer under this Agreement simultaneously with the termination of the Special Servicer's responsibilities, duties and liabilities under this Agreement. In the event that the Special Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the foregoing, the Special Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The removal of the Special Servicer shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Special Servicer of the representations and warranties made pursuant to Section 4.03 and the remedies available to the Class B Holder and/or the Company under Sections 4.04 and 5.01, it being understood and agreed that the provisions of such Sections 4.04 and 5.01 shall be applicable to the Special Servicer notwithstanding any such termination of it, or the termination of this Agreement.

Any successor special servicer shall (i) [be an institution having a net worth of not less than $1,000,000][meet the eligibility requirements of an approved servicer under the Company's Servicer Guide], (ii) the appointment of such successor servicer will not result in the downgrading in any rating by any applicable rating agency of any security issued in connection with the applicable Pooling and Servicing Agreements, and (iii) have and keep in full effect its existence, rights and franchises as a corporation (or such other corporate form), and shall obtain its qualification to do business as a foreign corporation (or such other corporate form) in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Specially Serviced Mortgage Loans and to perform its duties under this Agreement. Any successor appointed as provided herein shall execute, acknowledge and deliver to the Class B Holder and the Company an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.03, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement.

         Within 30 days of the appointment of a successor special servicer by the Class B Holder, the Special Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all servicing files related to the Specially Serviced Mortgage Loans, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination[, including but not limited to the transfer and endorsement of the related Mortgage Notes and other documents, and the Class B Holder shall do or cause to be done the preparation and recordation of Assignments of Mortgage and Deeds at the Class B Holder's sole expense].

         The Special Servicer shall cooperate with the Class B Holder and such successor



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

in effecting the termination of the Special Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor special servicer, including without limitation, the transfer to such successor of all amounts received by it with respect to the Specially Serviced Mortgage Loans. Further, the Special Servicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer.

                                ARTICLE III

          DELINQUENT MORTGAGE LOANS OTHER THAN SPECIALLY SERVICED
                               MORTGAGE LOANS

         Section 3.01  Reporting of Delinquent Mortgage Loans.
                       --------------------------------------

         (a) To the extent and for so long as the Class B Certificates of a Series are outstanding and any interest in such Class B Certificates is held by the Class B Holder, the Company, as Master Servicer of the Mortgage Loans related to each Series, hereby agrees to provide to the Class B Holder the following notices and reports:

         Within three (3) Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the related Pooling and Servicing Agreement), the Company shall provide to the Class B Holder a report, in tape format, containing the following information:

(1) With respect to each Series, the number and aggregate Principal Balance of the Mortgage Loans delinquent one, two and three months or more, together with the Principal Balance of each Mortgage Loan delinquent, one, two and three months or more;

(2) With respect to each Series, the (i) number and aggregate Principal Balance of Mortgage Loans with respect to which foreclosure proceedings have been initiated, and (ii) the number and aggregate book value of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Mortgage Loans, and with respect to each Mortgage Loan, the (i) Principal Balance of each such Mortgage Loan with respect to which foreclosure proceedings have been initiated, and (ii) the book value of each Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the related Mortgage Loan; and

(3) With respect to each Series, the amount of Realized Losses allocable to the Certificates on the related Distribution Date and the cumulative amount of Realized Losses allocated to such Certificates since the Cut-off Date, and with respect to each Mortgage Loan, the amount of Realized Losses attributable to such Mortgage Loan on



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

         the related Distribution Date and the cumulative amount of Realized Losses attributable to such Mortgage Loan since the Cut-off Date.

In addition, the Company, as Master Servicer of the Mortgage Loans, shall send, or shall cause the related servicer to send, to the Class B Holder all other written reports, documentation, instruments, certificates and correspondences provided by a servicer under the terms of the Servicer Guide with respect to any Mortgage Loan that becomes sixty (60) days or more delinquent.

         (b) If requested by the Class B Holder, the Company shall make its servicing personnel available to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, in connection with any Mortgage Loan identified in any report or document provided pursuant to clause (a) above; provided, that the Company shall only be required to provide information that is reasonably accessible to its servicing personnel (or its subservicers).

         (c) In addition to the information described above, the Company shall provide to the Class B Holder such information as the Class B Holder may reasonably request; provided, however, that the Mortgage Loans are Delinquent Mortgage Loans or the Mortgaged Property has been foreclosed upon. The Class B Holder will reimburse the Company for any reasonable out-of-pocket expenses incurred by it in providing such information.

         Section 3.02  Servicing of Delinquent Mortgage Loans.
                       --------------------------------------

         (a) Prior to the Commencement of Foreclosure of any Mortgage Loan, the Company shall provide, or cause the related servicer to provide, the Class B Holder with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount due under the Mortgage Note.

         For purposes of this Agreement, "Commencement of Foreclosure" shall mean the first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclosure, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

         (b) In connection with any Delinquent Mortgage Loan with respect to which a notice under clause (a) above has been delivered to the Class B Holder, the Class B Holder shall provide the Company with written direction as to the action to be taken with respect to such Delinquent Mortgage Loan, including, without limitation, to proceed with foreclosure, to accept a deed-in-lieu of foreclosure, to consent to a pre-foreclosure sale of Mortgaged



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

Property at a loss, or, if permitted under the terms of the related Pooling and Servicing Agreement, to purchase Delinquent Mortgage Loans. Such written direction must be received by the Company within two (2) Business Days of transmission of the notice provided by the Company under clause (a) above. Such two (2) Business Day period shall be extended for no longer than an additional three (3) Business Days after the receipt of additional information requested if the Class B Holder requests additional information related to such Delinquent Mortgage Loan; provided, however that the Class B Holder will have at least one Business Day to provide written direction after receipt of any requested additional information. Any such additional information shall be provided only to the extent it is obtainable by the Company from existing reports, certificates or statements or otherwise be reasonably accessible to its servicing personnel (or subservicing personnel). The Company shall as promptly as practicable carry out, or cause the relevant servicer to carry out, the instruction of the Class B Holder in the manner prescribed in such written direction. The Class B Holder agrees that it has no right to negotiate directly with the Mortgagor during such period.

         In the event the Class B Holder fails to provide any written direction as provided above, the Company may take any such action as would be consistent with customary servicing practices of prudent mortgage loan servicers and the Company's normal policies and practice.

         (c) With respect to any Delinquent Mortgage Loan for which the Company has not provided a notice as contemplated in clause (a) above, the Class B Holder may, at any time, provide the Company with written direction as to the action to be taken with respect to such Delinquent Mortgage Loan, including, without limitation, to commence foreclosure proceedings, to accept a deed-in-lieu of foreclosure, to consent to a sale of Mortgaged Property at a loss, or, if permitted under the terms of the related Pooling and Servicing Agreement, to purchase Delinquent Mortgage Loans. To the extent such action is not inconsistent with the terms of the related Pooling and Servicing Agreement or the Company's duties thereunder as master servicer, the Company shall as promptly as practicable carry out, or cause the relevant servicer to carry out, the instruction of the Class B Holder in the manner prescribed in such written direction.

         (d) Any foreclosure of a Delinquent Mortgage Loan that has been initiated in accordance with clauses (b) or (c) above may be discontinued if (i) the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Class B Holder), (ii) the Company has agreed to the terms of a forbearance agreement with the Mortgagor and such forbearance agreement has been approved by the Class B Holder, or (iii) if and to the extent permitted under the related Pooling and Servicing Agreement, Class B Holder directs the Company to purchase such Delinquent Mortgage Loan at the price and on the terms set forth in the related Pooling and Servicing Agreement.

         (e) In the event the Class B Holder directs the Company to purchase a Delinquent Mortgage Loan as permitted under Sections 2.02 and
3.02 (b), (c) and (d), the Class B Holder



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



may direct the Company to purchase any Delinquent Mortgage Loan and to promptly resell such Mortgage Loan to the Class B Holder at the price and on the terms set forth in the applicable Pooling and Servicing Agreement. In the event the Class B Holder directs the Company to purchase a Delinquent Mortgage Loan as permitted under this Section, the Company shall promptly take all action necessary under the terms of the related Pooling and Servicing Agreement in order to accomplish such purchase (i.e. provide notification to the Trustee and/or Custodian) and to resell such Delinquent Mortgage Loan to the Class B Holder. The Class B Holder, and not the Company, shall be required to remit the purchase price for such Delinquent Mortgage Loan to the related Trustee. The Company will inform the Trustee in writing of the purchase of such Delinquent Mortgage Loan by the Class B Holder and further shall promptly take all actions necessary or desirable to effect the conveyance of such Mortgage Loan and the related servicing rights to the Class B Holder or its designee, time being of the essence. [The parties hereto agree that, in connection with a purchase of a Delinquent Mortgage Loan as provided above, any fees resulting from the transfer of the servicing of such purchased Delinquent Mortgage Loan from the Company or a subservicer to a servicer designated by the Class B Holder shall be the obligation of the Company.]

         Section 3.03  Review of the Company's Procedures.
                       ----------------------------------

         The Company and the Class B Holder hereby agree that the Class B Holder shall have the right, at its own expense and during normal business hours, to review any and all of the books, records, or other information of the Company which may be relevant to the Company's direct collection, loss mitigation foreclosure and REO management procedures currently in place in order to confirm that the procedures used by the Company and its subservicers are in accordance with the customary servicing practices of prudent mortgage loan servicers. In order to discuss such books, records or other information, the Company shall make personnel available who are knowledgeable about such matters.

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

         Section 4.01 Organizational and Other Related Warranties of the Class B Holder. The Class B Holder hereby makes the following representations and warranties to the Company and the Special Servicer:

                  (i) Organization and Good Standing. The Class B Holder is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States.

                  (ii) No Violation. Neither the execution and delivery by the Class B Holder of this Agreement, nor the consummation by the Class B Holder of the transactions contemplated hereby, nor the performance of and compliance by the Class B Holder



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

         with the provisions of this Agreement, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Class B Holder, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Class B Holder, or any of its respective properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which the Class B Holder is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Class B Holder is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Class B Holder's, good faith and reasonable judgment, is likely to affect materially and adversely its ability to perform its obligations hereunder.

                  (iii) Authorization and Enforceability. The execution and delivery by the Class B Holder of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Class B Holder with the terms hereof are within the powers of the Class B Holder, and have been duly authorized by all necessary action on the part of the Class B Holder. All organizational resolutions and consents necessary for the Class B Holder to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Class B Holder and constitutes the legal, valid and binding obligation of the Class B Holder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Class B Holder has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over it, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Class B Holder.

                  (iv) No Litigation or Adverse Conditions. No litigation is pending or, to the best of the Class B Holder's knowledge, threatened against it, which, if determined adversely to the Class B Holder would prohibit the Class B Holder from entering into this Agreement or, in the good faith and reasonable judgment of the Class B Holder, is likely to materially and adversely affect either the ability of the Class B Holder to perform its obligations hereunder.

         Section 4.02 Organizational and Other Related Warranties of the Company. The Company hereby makes the following representations and warranties to the Class B Holder and the Special Servicer:

                  (i) Organization and Good Standing. The Company is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder and the Pooling and Servicing Agreement.

                  (ii) No Violation. Neither the execution and delivery by Company of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Company with the provisions hereof or of the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Company, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Company, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document (including, without limitation, any Pooling and Servicing Agreement) to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Company is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Company's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreements, or the financial condition of the Company.

                  (iii) Authorization and Enforceability. The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Company with the terms hereof and of the Pooling and Servicing Agreements are within the powers of the Company, and have been duly authorized by all necessary action on the part of the Company. All organizational resolutions and consents necessary for the Company to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Company has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Company, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Company.

                  (iv) Approvals and Permits. The Company possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Company.

                  (v) No Litigation or Adverse Conditions. No litigation is pending or, to the best of the Company's knowledge, threatened against it, which, if determined adversely to the Company would prohibit the Company from entering into this Agreement or, in the good faith and reasonable judgment of the Company, is likely to materially and adversely affect either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreements or the financial condition of the Company. The Company has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder or under the Pooling and Servicing Agreements.

                  (vi) Fidelity Bond: Errors and Omission Insurance. Each officer, director, employee, consultant and advisor of the Company with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the related Pooling and Servicing Agreement for it to maintain. Neither the Company nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.



         Section 4.03 Organizational and Other Related Warranties of the Special Servicer. The Special Servicer hereby makes the following representations and warranties to the Company and the Class B Holder:

                  (i) Organization and Good Standing. The Special Servicer is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder.

                  (ii) No Violation. Neither the execution and delivery by Special Servicer of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Special Servicer with the provisions hereof , will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Special Servicer, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Special Servicer, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which the Special Servicer is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Special Servicer is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder, or the financial condition of the Special Servicer.

                  (iii) Authorization and Enforceability. The execution and delivery by the Special Servicer of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Special Servicer with the terms hereof are within the powers of the Special Servicer, and have been duly authorized by all necessary action on the part of the Special Servicer. All organizational resolutions and consents necessary for the Special Servicer to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Special Servicer and constitutes the legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Special Servicer has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Special Servicer, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Special Servicer.

                  (iv) Approvals and Permits. The Special Servicer possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and its has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Special Servicer.

                  (v) No Litigation or Adverse Conditions. No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against it, which, if determined adversely to the Special Servicer would prohibit the Special Servicer from entering into this Agreement or, in the good faith and reasonable judgment of the Special Servicer, is likely to materially and adversely affect either its ability to perform its obligations hereunder or the financial condition of the Special Servicer. The Special Servicer has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder.

                  (vi) Fidelity Bond, Errors and Omission Insurance. Each officer, director, employee, consultant and advisor of the Special Servicer with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the related Pooling and Servicing Agreement to be maintained by the Company as master servicer. Neither the Special Servicer nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

                  (vii) Approved Seller/Servicer. The Special Servicer is approved as a seller/servicer of single-family mortgage loans by the Department of Housing and Urban Development.

         Section 4.04  Remedies for Breach of Representation and Warranty.
                       --------------------------------------------------

         Upon discovery by any of the Company, the Class B Holder or the Special Servicer of a breach of any of the representations and warranties contained in Article IV which materially and adversely affects the value of the Specially Serviced Mortgage Loans or Delinquent Mortgage Loans, the party discovering such breach shall give prompt written notice to the others.

         Each of the parties hereto shall indemnify the others and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such party's representations and warranties contained in Article IV. It is understood and agreed that the obligations to indemnify as provided in this Section 4.04 constitute the sole remedies of each of the Company, Class B Holder and Special Servicer respecting a breach of any other party's representations and warranties.


                                 ARTICLE V

                          MISCELLANEOUS PROVISIONS

         Section 5.01  Indemnification.

         Each of the Company, the Class B Holder and the Special Servicer (each as such, an "Indemnifying Party") shall indemnify the other parties hereto (each as such, an "Indemnified Party") and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (individually and collectively, the "Claims") that such Indemnified Party may sustain in any way related to the failure of the Indemnifying Party to perform its duties in compliance with the terms of this Agreement; provided, that none of the Company, the Class B Holder or the Special Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be liable for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Class B Holder or the Special Servicer against any material breach of warranties, representations or covenants made herein, or against any specific liability imposed on such party pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         Section 5.02  Amendment.

         This Agreement may be amended from time to time by written agreement signed by each of the parties hereto.

         Section 5.03  Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

         Section 5.04  Governing Law.

         This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 5.05  Notices.

         All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

         (a)               in the case of the Company,

                  Company
                  Address
                  Attention:                ___________________
                  Telephone:                ___________________
                  Facsimile:                ___________________

                  or such other address as may hereafter be furnished to the Class B Holder and the Special Servicer in writing.

         (b)               in the case of the Class B Holder,


                  Address
                  Attention:                ___________________
                  Telephone:                ___________________
                  Facsimile:                ___________________

         or such other address as may hereafter be furnished to the Company in writing.

         (c)               in the case of the Special Servicer,


                  Address
                  Attention:                ___________________
                  Telephone:                ___________________
                  Facsimile:                ___________________

         or such other address as may hereafter be furnished to the Company in writing.

         Section 5.06               Termination.

         This Agreement shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero or (ii) if mutually agreed to by the parties hereto.

         Section 5.07  Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 5.08  Successors and Assigns.

         This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 5.09  Article and Section Headings.

         The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 5.10  Confidentiality.

         The Class B Holder agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.02 or 3.01, including individual account information, is the property of the Company and the Class B Holder agrees to use such information only for the purposes contemplated by this Agreement and otherwise hold such information confidential and not to disclose such information, except to the extent such information is made publicly available by or on behalf of the Company or the relevant Trustee.

         Section 5.11  Publicly Registered Certificates.

         The Class B Holder agrees, that without the prior written consent of the Company, so long as Class B Holder is a party to this Agreement and a holder of any Class B Certificates of a Series, it will not purchase, sell or trade any publicly registered Certificates of the same Series.

         Section 5.12  No Partnership.

         Nothing herein shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as an agent for the Company.

         Section 5.13 Rights of the Class B Holder. Notwithstanding anything herein to the contrary, it is agreed by the parties hereto that the rights of the Class B Holder set forth under Article II and Section 3.02(e) of this Agreement shall relate to, and be exercisable with respect to, the related Mortgage Loans of any Series to the extent that and for so long as, the Class B Holder owns at least 75% of the most subordinate outstanding class of Class B Certificates of the related Series (calculated by dividing the then outstanding Certificate Principal Balance of such Class B Certificates by the then outstanding Certificate Principal Balance of all certificates of the same class).

         IN WITNESS WHEREOF, each of the parties hereto have caused its name to be signed hereto by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                    COMPANY

                                    By: _____________________________
                                    Name: ___________________________
                                    Title: ____________________________





                                    By: _____________________________
                                    Name: ___________________________
                                    Title: ____________________________





                                    By: _____________________________
                                    Name: ___________________________
                                    Title: ____________________________

                                                                 SCHEDULE I

       Describe each Series of Class B Certificates and the related
                      Pooling and Servicing Agreement

                                                               SCHEDULE II

                   SPECIAL SERVICING TRANSFER PROCEDURES

         Any transfer of servicing with respect to a Specially Serviced Mortgage Loan shall be effected substantially in accordance with the following example. All dates set forth below are for illustrative purposes only. Capitalized terms used in this Exhibit shall have the meanings ascribed thereto in the Agreement.


                                  Timeline

Last Business Day of Month One
         Mortgagor is 89 Days Delinquent.

3rd Business Day of Month Two
         The Company receives an electronic file from its             90+del
         Collections Department on all 90+delinquent loans.           inquent
                                                                      loans.
4th Business Day of Month Two
         The Company sends the electronic file to Class B Holder/Special Servicer of all 90+ delinquent loans with information designating those loans where a forbearance plan or workout is in progress and those loans where there is no plan in place. The Company and the Special Servicer have a discussion. The loans to be transferred are determined by the Class B Holder/Special Servicer.

6th Business Day of Month Two
         The Special Servicer informs the Company of the loans designated as Specially Serviced Mortgage Loans. The Company and the Special Servicer coordinate the transfer of servicing of the Specially Serviced Mortgage Loans. The Company prepares and mails the mortgagor notification no later than the 13th calendar day of the month. If a loan reinstates to a current or less than 90 days delinquent status before the mortgagor notification (i.e., the "goodbye letter") is sent, such loan will be removed from the transfer, and the Company will notify the Special Servicer thereof. The borrower will be instructed to send the payment due on the effective date of transfer and any past due payments to the Special Servicer.

7th Business Day of Month Two
         Relevant Trustee receives monthly electronic data file from the Company. The subject loan is included in the Company's report as an active loan serviced by the Company.
             The Company reports scheduled P&I on the subject loan.

On or prior to 15th Calendar Day of
Month Two
                  The Company sends a foreclosure referral letter to the Special Servicer's foreclosure counsel with a corresponding foreclosure package.

18th Calendar Day (or Business day immediately preceding the 18th) of
     Month Two The Company makes its monthly remittance, including advancing scheduled P&I payment due for current month for the subject loan.

Last business Day of Month Two     Month-end cut-off.

1st Business Day of Month Three    Effective Date.

On or Before 3rd Business Day of Month Three In accordance with the
     Servicing Transfer Instructions:

Company sends Special Servicer final transfer data (e.g., trial balance, loan files, current and previous 2 years' history records (if applicable), all default-related correspondence, and all collection, foreclosure and bankruptcy files);

        Company provides Special Servicer with detailed reimbursement request relating to advances; and

        Company sends Special Servicer a check or wire for the net escrow and unapplied funds.

On or before the 6th Business Day of Month Three
        In accordance with the Servicing Transfer Instructions, Special Service reimburses Company for all outstanding advances, and the scheduled mortgage payment due on the Effective Date.

-------------------

Note:

1. If the loan has been transferred to Special Servicer and it cures, Special Servicer continues to service the loan and report it to Company as herein provided.

2. If the Class B Certificates of the related Series are reduced to zero, Special Servicer will continue to service the mortgage loans until they payoff or are liquidated. No other Delinquent Mortgage Loans of a Series will be transferred to Special Servicer after the Class B Certificates of such Series are reduced to zero.

                      Servicing Transfer Instructions

I.       NOTIFICATION OF LOANS TO TRANSFER

A. Company will coordinate and provide a listing of all loans past 90 days delinquent. The list will be provided to Special Servicer for review and discussion on the 4th Business day of each month.

B. Class B Holder and Special Servicer to agree upon the loans to be transferred at month-end. The list must be provided via Facsimile or E-mail by the 6th business day of the month to:

                           [COMPANY]
                           [Address and contact]

II. CONVERSION DATA

Dependent upon the volume of loans transferring each month, the loans will be transferred effective the first of each month based on the prior month-end cut off by one of the following mutually agreed upon conversion methods.

A.       Manual conversion

         1. Company to provide a "master file data record" (COMPANY reference for master file data record?) for each loan (accompanied by a listing of all code definitions).

         2. Company to provide a trial balance containing all the loans.

B.       Electronic conversion

         1. Information will be provided in a Microsoft Excel spreadsheet (or such other mutually agreeable format) containing mutually agreed upon fields.

         2. Company to provide a trial balance containing all the loans.

Preliminary information for either a manual or electronic conversion will be provided within 3 business days of receipt of the List of Loans to Transfer to provide time for Special Servicer to verify and load the information, with the exception of the specific data that is determined at the transfer date.

III.  HOMEOWNER NOTIFICATION

A. Company will mail the mortgagor notification (good-bye letter) fifteen days prior to the transfer date. Company will forward a copy of its good-bye letter to Special Servicer c/o [Dept.] (fax number ___-___-____) for approval prior to mailing.

B. Copies of Company's mortgagor notification letters will be provided to Special Servicer.

C. Company to receive a sample of Special Servicer's mortgagor notification (welcome letter) for approval prior to mailing.

IV.   HAZARD/FLOOD INSURANCE

A.    Company to prepare a change to the mortgagee clause as follows:


      Address
      Attention:                 ___________________
      Telephone:                 ___________________
      Facsimile:                 ___________________

B. Copies of the mortgagee clause change requests will be provided to Special Servicer.

C. Any unpaid policies, expiration notices, cancellation notices, loans with expired policies will be properly identified, sorted and marked for special handling.

D. Company to provide a list of loans under "force place coverage" program. Force place hazard insurance policies with ASG will be canceled upon transfer of the loans. WNC force place flood policy coverage will stay in place after transfer until the expiration date.

V.    FHA LOANS

A. Company to provide screen prints to include the following items on FHA Loans with a monthly premium.
         1.       Loan number
         2.       FHA case number
         3.       Anniversary date
         4.       Annual premium
         5.       Monthly amount
         6.       Total MIP paid to date
         7.       Next month the premium is due

B. Company to provide screen prints to include the following items on FHA loans that the full premium was paid up front.

         1.       Loan number
         2.       FHA case number
         3.       Insuring date
         4.       Amount of prepaid premium

C. Company to prepare HUD Form 92080 with Special Servicer's HUD mortgagee number (72313) and forward to HUD electronically. Proof of submission will be forwarded to Special Servicer.

VI. CONVENTIONAL LOANS

A.  Individual loan PMI certificates will be retained in the Servicing File

B. Company to prepare notifications to the PMI companies requesting a change of servicer to Special Servicer. Copies will be forwarded to Special Servicer.

C.  Company to provide screen prints of all loans with PMI to include:
         1. Loan number
         2. PMI company
         3. PMI certificate number
         4. Next due date
         5. Last amount paid

 VII.  REAL ESTATE TAXES

A. Company to forward individual loan tax records showing payee, due dates, frequency of payment, next due date, last paid date and last paid amount.

B. Company to provide copies of the notifications to the individual tax authorities and the Tax Service requests for a change of servicer to Special Servicer under the following contract numbers (Transamerica-2489 Pinnacle - 119)

C.  All property taxes due and payable will be paid prior to the transfer date.

D. All tax bills received after the transfer date will be forwarded to Special Servicer for payment.

E. Company to provide a listing of any loans with delinquent taxes containing the pertinent information as of the transfer date.

VIII.  OPTIONAL INSURANCE

A. Company to provide a list of loans with A&H, life insurance, accidental death insurance, etc., which will include the following information.
         1.       Loan number
         2.       Insurance company
         3.       Type of coverage
         4.       Amount of monthly premium
         5.       Last monthly premium paid

B. Company to provide copies of the master and/or individual policies for the insurance coverage.

C. Company to provide copies of the notification sent to the insurance companies.

IX.    INVESTOR REPORTS

A. Company to provide a copy of the final remittance report to the investor including a trial balance as of cutoff date.

B.  Company to provide ending loan scheduled balance at transfer date.

C. Company to provide a report detailing advanced delinquent net interest monthly by due date.

D. Company to provide a report detailing advanced delinquent principal monthly by due date.

X.       OTHER

A. Company to provide hardcopies of the last 24 months history for each loan accompanied by an explanation of transaction codes.

B. Company to provide copies of the last escrow analysis for each loan with an explanation of analysis method (cushion, etc.).

C. Company to provide the loan servicing file in hardcopy or microfiche format.

D. Company to provide the currently active collection records and pertinent information on delinquent loans.

E. Net escrow and unapplied funds as of the transfer date will be sent to Special Servicer via check or wire within three business days of the transfer, accompanied by an explanation of Unapplied Funds codes.

F. The advances (exclusive of escrow advances, which will be handled in Section X (E) above) incurred by Company will be billed to Special Servicer accompanied by appropriate documentation. Special Servicer to reimburse Company via check or wire for all advances (exclusive of escrow advances, which will be handled in Section X (E) above) on the subject loans within three business days of receipt of billing.

G. Company to provide a listing containing the mortgagor name, co-mortgagor name, property address and mailing address for preparation of Special Servicer's Notification Letters.

H. Company to provide the following items, sorted and clearly marked for special handling.

         1. Active foreclosure and bankruptcy files should have the status shown on the front of each file.

         2. Insurance loss drafts should provide all documentation on the current status.

         3. Unprocessed payoff funds should be accompanied by a copy of the payoff quotation.

         4. Information should be furnished on any pending payoff or assumption.

         5. Information on any incomplete partial releases should be provided.

I. Loan payments received after the cutoff will be endorsed to __________. and forwarded by overnight service to the following address within twenty-four hours, properly identified with Company's loan number.

         [Address]

Returned Items received after the transfer date will be forwarded to Special Servicer for reimbursement. Special Servicer to reimburse Company within 10 business days of receipt.

J. Company to ship all loan files and documentation related to the individual transfers by the 3rd business day after the cut-off. Any information, such as preliminary trial balances, master file data records, delinquency information, etc. will be furnished as early as possible prior to the transfer date.

All shipments to be sent to:

         [Address]

K. Company to furnish all required IRS reporting statements for the current year up to the transfer date, both to the mortgagors and to the appropriate government agencies. Special Servicer to furnish all required year-end reporting commencing on the effective date of transfer through the year-end.

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                                                   EXHIBIT A to Schedule II


                 LOAN INFORMATION TO BE PROVIDED TO COMPANY